                                                                    EXHIBIT 99.1

                            CRESCENT BANKING COMPANY
                            PROXY STATEMENT FOR THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                           CRESCENT BANKING COMPANY
                               251 Highway 515
                               Jasper, GA 30143


                                March 28, 2001

TO THE SHAREHOLDERS OF
CRESCENT BANKING COMPANY:


     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Crescent Banking Company (the "Company"), which will be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, Thursday, April 19, 2001 at 2:00 p.m. local time (the "Annual Meeting").

     At the Annual Meeting, you will be asked to consider and vote upon:

     (1) The election of three directors, including two Class I directors to serve until the Company's 2004 Annual Meeting of Shareholders and one Class IV director to serve until the Company's 2002 Annual Meeting of Shareholders;

     (2) The approval of the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan;

     (3) The approval of the Crescent Banking Company 2001 Long-Term Incentive Plan; and

     (4) Such other matters as may properly come before the Annual Meeting or any reconvened meeting following any adjournment thereof.

     Information relating to the Annual Meeting and the proposals described above is set forth in the attached Proxy Statement.

     We hope you can attend the Annual Meeting and vote your shares in person. In any case, please complete the enclosed proxy and return it to us. Your completion of the proxy will ensure that your preferences will be expressed on the matters that are being considered. If you deliver a completed proxy, but you are able to attend the Annual Meeting, you may revoke your proxy and re-cast your votes by voting in person at the Annual Meeting or by following the revocation procedures described in the accompanying Proxy Statement. If you have any questions about the Proxy Statement, please contact us at (706) 692-2424.

                              Sincerely,


                              /s/ J. Donald Boggus, Jr.
                              -------------------------
                              J. Donald Boggus, Jr.
                              President and CEO

                           CRESCENT BANKING COMPANY
                                251 Highway 515
                               Jasper, GA 30143


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, APRIL 19, 2001


TO THE SHAREHOLDERS OF
CRESCENT BANKING COMPANY:


     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Crescent Banking Company (the "Company") will be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, Thursday, April 19, 2001 at 2:00 p.m. local time (together with any adjournments or postponements thereof, the "Annual Meeting") for the following purposes:

     1.   Elect Directors. To elect three directors, including two Class I
          ----------------
          directors to serve until the Company's 2001 Annual Meeting and one Class IV director to serve until the Company's 2002 Annual Meeting of Shareholders;

     2.   Non-Employee Director Stock Option Plan. To approve the Crescent
          ----------------------------------------
          Banking Company 2001 Non-Employee Director Stock Option Plan;

     3.   Long-Term Incentive Plan. To approve the Crescent Banking Company 2001
          -------------------------
          Long-Term Incentive Plan; and

     4.   Other Business. To act upon such other matters as may properly come
          ---------------
          before the Annual Meeting or any reconvened meeting following any adjournment thereof.

     Only shareholders of record at the close of business on March 12, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of proxy in the accompanying envelope. The proxy may be revoked by the person executing the proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting and for a period of ten days prior thereto at the Company's executive offices in Jasper, Georgia.


                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ J. Donald Boggus, Jr.
                              -------------------------
                              J. Donald Boggus, Jr.
                              President and CEO

March 28, 2001

PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                          OF CRESCENT BANKING COMPANY

                      TO BE HELD THURSDAY, APRIL 19, 2001


                                 INTRODUCTION


General

     This Proxy Statement is being furnished to the shareholders of Crescent Banking Company (the "Company") in connection with the solicitation by the Company of proxies for use at the Company's 2001 Annual Meeting of Shareholders (together with any postponements or adjournments thereof, the "Annual Meeting") to be held at the Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia on Thursday, April 19, 2001 at 2:00 p.m. local time. The Annual Meeting is being held to consider and vote upon (i) the election of three directors, including two Class I directors to serve until the Company's 2004 Annual Meeting of Shareholders and one Class IV director to serve until the Company's 2002 Annual Meeting of Shareholders, (ii) the approval of the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan, (iii) the approval of the Crescent Banking Company 2001 Long-Term Incentive Plan, and
(iv) such other business as may properly come before the Annual Meeting. This proxy solicitation is being made by Crescent Banking Company.

     The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Meeting other than the matters described in this Proxy Statement. As permitted by Rule 14a-4(c) of the Securities and Exchange Commission (the "SEC"), the persons named as proxies on the enclosed proxy card will have discretionary authority to vote in their judgment on any proposals presented by shareholders for consideration at the Annual Meeting that were submitted to the Company after February 14, 2000. Such proxies also will have discretionary authority to vote in their judgment upon the election of any person as a director if a director nominee is unable to serve for good cause and will not serve, and on matters incident to the conduct of the Annual Meeting.

     This Proxy Statement is dated March 28, 2001 and is first being mailed to the shareholders of the Company on or about March 28, 2001. A copy of the Company's 2000 Annual Report to Shareholders accompanies this Proxy Statement. Shareholders of the Company may also receive, at no charge except the Company's cost of copying exhibits, a copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission by the Company, for the year ended December 31, 2000, by making a written or oral request to J. Donald Boggus, Jr., President and CEO, Crescent Banking Company, P.O. Box 668, Jasper, Georgia 30143, telephone (706) 692-2424.

             RECORD DATE, SOLICITATION AND REVOCABILITY OF PROXIES

          The Company's Board of Directors has fixed the close of business on March 12, 2001 as the record date (the "Record Date") for the determination of the Company's shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,826,857 shares of the $1.00 par value common stock of the Company ("Common Stock") issued and outstanding and held by approximately 569 shareholders of record. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

     Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record at the close of business on the Record Date. Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, such shares of Common Stock will be voted "FOR" the election of the nominees for
                                      ---
director named in this Proxy Statement, "FOR" the approval of the Crescent
                                         ---
Banking Company 2001 Non-Employee Director Stock Option Plan, "FOR" the approval
                                                               ---
of the Crescent Banking Company 2001 Long-Term Incentive Plan, and in the discretion of the Proxy Holders as to any other business properly brought before the Annual Meeting.

     A shareholder who gives a proxy may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy bearing a later date, or (iii) appearing in person at the Annual Meeting and voting in person. All written notices of revocation or other communications with respect to proxies should be addressed as follows: Crescent Banking Company, Post Office Box 668, Jasper, Georgia, 30143, Attention: J. Donald Boggus, Jr., President and CEO.

Cost of Solicitation of Proxies

     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's Common Stock, and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone or telegraph.

Quorum and Voting Requirements

     The approval of each proposal set forth in this Proxy Statement requires that a quorum be present at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Each shareholder is entitled to one vote on each proposal per share of Common Stock held as of the Record Date.

     Proposal One, relating to the election of the nominees for directors, requires approval by a "plurality" of the votes cast by the shares of Common Stock entitled to vote in the election. This means that Proposal One will be approved only if the holders of a majority of the shares of Common Stock entitled to vote and voting at the Annual Meeting vote in favor of Proposal One. With respect to Proposal One, abstentions and "broker non-votes" will be counted as shares of Common Stock present for purposes of determining the presence of a quorum. However, neither abstentions nor "broker non-votes" will be counted as votes cast for purposes of determining whether a particular proposal has received sufficient votes for approval. A "broker non-vote" occurs when a nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

     Proposals Two and Three, and any other proposal that is properly brought before the Annual Meeting, requires approval by the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting. With respect to such proposals, abstentions will be counted, but "broker non-votes" will not be counted, as Shares present for purposes of determining the presence of a quorum. Both abstentions and "broker non-votes" will be counted as votes cast against such proposals for purposes of determining whether such proposal has received sufficient votes for approval.

Adjournment

     In the event that a quorum is not represented in person or by proxy at the Annual Meeting, a majority of shares represented at that time may adjourn the Annual Meeting to allow the solicitation of additional proxies or other measures to obtain a quorum.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

General

     The Company's Board of Directors is presently divided into four classes, designated as Class I, Class II, Class III, and Class IV directors. Each of Class I, Class II and Class III consist of two members, each serving for a period of three years from their respective dates of election. Class IV consists of one member serving for a period of one year from his or her date of election. Specifically, Class I and Class IV directors are presently serving a term that expires upon the Company's 2001 Annual Meeting of Shareholders. The Class II and Class III directors are currently serving terms that expire upon the Company's Annual Meeting of Shareholder in 2002 and 2003, respectively.


Election of Directors

     Election of Two Class I Directors. Messrs. A. James Elliott and Mr. John S. Dean, Sr. are presently serving as directors whose terms will expire at the Annual Meeting. Mr. Elliott has been serving as a Class I director and Mr. Dean as a Class IV director. Mr. Elliott was elected as a Class I director at the Company's 1997 Annual Meeting of Shareholders. Mr. Dean was elected at the Company's 2000 Annual Meeting of Shareholders to as the Company's first Class IV director. Mr. Charles R. Fendley, who is also currently serving as a Class I director with Mr. Elliott, is not standing for re-election.

     Messrs. Elliott and Dean have been nominated by the Board of Directors to stand for re-election. If elected, Messrs. Elliott and Dean will serve as Class I directors for a three year term expiring at the Company's 2004 Annual Meeting of Shareholders and until their successors are elected and qualified.

     Election of One Class IV Director. Mr. Charles B. Wynne has, at the recommendation of the Bank's Board of Directors, been nominated by the Company's Board of Directors to stand for election as the Company's Class IV director. If elected, Mr. Wynne will serve a one year term expiring at the Company's 2002 Annual Meeting of Shareholders and until his successor is elected and qualified.

Information Relating to Directors, Executive Officers and Nominees

     The following table sets forth, as to each executive director, officer or nominee, (i) his or her name; (ii) his or her age at March 28, 2001; (iii) the date he or she was first elected as a director or officer; (iv) a description of positions and offices that he or she holds with the Company (other than as a director), the Bank, and Crescent Mortgage Services, Inc., the Company's wholly-owned subsidiary that offers mortgage services ("CMS"), if any; (v) a brief description of his or her principal occupation or occupations over at least the last five years; (vi) his or her other business experience; (vii) the number of shares of Common Stock beneficially owned by him or her on March 28, 2000;
(viii) and the percentage of the total shares of Common Stock outstanding on March 28, 2001 that his or her beneficial ownership represents.

        Name;
        -----
 Age at March 28, 2001;       Number and
 ----------------------       ----------
  Date First Elected as      Percentage of
  ---------------------      -------------
  Director of Company         Shares (1)       Principal Occupation and Business Experience
  -------------------         ----------       --------------------------------------------

                             Nominees for Election as Class I Directors (Term Expiring 2004)
                             ---------------------------------------------------------------
A. James Elliott             23,467          Mr. Elliott served as a partner with Alston & Bird, LLP for 28
Age 59                       (1.28%)         years before leaving in 1994.  After leaving Alston & Bird, LLP in
1995                                         1994, he joined Emory University Law School as the Associate Dean.
                                             Mr. Elliott has served as a director of the Bank since April 1995 and as its Chairman from April 1996 to April 1999. Mr. Elliott has served as a director of CMS since April 1996.  Mr. Elliott has served on the Company's Board of Directors since October 1996 and as its Chairman since January 2000.

John S. Dean, Sr.            32,415          Mr. Dean served as President and CEO of Amicalola Electric
Age 61                       (1.77%)         Membership Cooperative from 1975 until his retirement in January
2000                                         2000.  Mr. Dean has served as a director of CoBank, a $22 billion
                                             Cooperative Bank, for eight years. Mr. Dean has served as a director of the Bank since its organization and of CMS since April
                                             1998. Mr. Dean has served on the Company's Board of Directors and as its Vice Chairman since April 2000.
                                  Nominee for Election as Class IV Director (Term Expiring 2002)
                                  --------------------------------------------------------------


Charles B. Wynne              25,600         Mr. Wynne is a retired executive of Crescent Bank.  Mr. Wynne
Age 71                        (1.40%)        joined the Bank in 1989 during the initial public offering and served as its chief operating officer until his retirement in 1992.
                                             Mr. Wynne continued with the Bank on a consulting basis, working on community and business development until 1993.  Mr. Wynne has served as a director of the Bank since 1993.

                                        Incumbent Class III Directors (Term Expiring 2003)
                                        --------------------------------------------------
James D. Boggus, Sr.          126,631 (2)    Mr. Boggus, Sr. was the owner and operator of multiple retail
Age 69                        (6.92)%        hardware stores for 25 years until retiring in 1986.  Mr. Boggus
2000                                         was an organizing director of Pickens County Bank, located in
                                             Jasper, Georgia and served from 1976 until his resignation in 1995 following the sale of the Bank.  Mr. Boggus is currently the CEO of
                                             Pickland, Inc., a closely held real estate holding and investment business.  Mr. Boggus has been a director of the Bank since April
                                             1995, of CMS since April 1996 and of the Company since January
                                             2000.  Mr. Boggus has served as Chairman of CMS since April 1999.

Michael W. Lowe               361,924 (3)    Mr. Lowe founded Jasper Jeep Sales, Inc., in 1976 and has served as
Age 53                        (19.76%)       its Chief Executive Officer since that time.  Mr. Lowe has been a
1991                                         director of the Company and of the Bank since their respective organizations.

                                        Incumbent Class II Directors (Term Expiring 2002)
                                        -------------------------------------------------
Charles Gehrmann              29,418         Mr. Gehrmann worked for Mack Trucks, Inc., including the position
Age 63                        (1.61%)        of regional manager, from 1963 until 1990 when he purchased the
2000                                         Mack Truck franchise in Atlanta, GA.  Mr. Gehrmann sold Mack Sales of Atlanta, Inc in 1999 and continues to serve as its President and
                                             CEO.  Mr. Gehrmann is currently Chairman of Federal Employees
                                             Credit Union where he has served as a director since 1984.  Mr.
                                             Gehrmann has served as a director of the Bank since April 1995, of
                                             CMS since April 1996, and of the Company since January 2000.

J. Donald Boggus, Jr.         47,177 (4)     Mr. Boggus began his banking career working with C & S National
Age 37                        (2.59%)        Bank in 1984 while attending the Georgia Institute of Technology.
1999                                         After serving as a staff accountant for two years with a regional accounting firm, Mr. Boggus worked as Controller for Etowah Bank in
                                             Canton, Georgia.  Mr. Boggus joined Crescent Bank and Trust Company as controller in March 1989.  Mr. Boggus served as Chief Financial
                                             Officer of the Bank and the Company until being named President and
                                             CEO in April 1996.  Mr. Boggus has served on the Board of the Bank and CMS since April 1996 and of the Company since April 1999.  Mr.
                                             Boggus also serves as Secretary of CMS.

                 Class I Director not standing for reelection
                 --------------------------------------------

Charles R. Fendley       18,576              Mr. Fendley served as the Vice President of Jasper Yarn Processing,
Age 55                   (1.01%)             Inc., a textile business, from 1972 until 1996, and has been a
1994                                         director of Oglethorpe Power Corporation since 1993.  Since August
                                             1996, Mr. Fendley has served as a mortgage officer of Crescent Bank and Trust Company.  Mr. Fendley has served as Secretary of the
                                             Company since May, 1995.

                 Officers of the Company not serving as Director
                 -----------------------------------------------
Bonnie B. Boling         5,647               Ms. Boling serves as Senior Vice President and Chief Financial
Age 46                   (0.31%)             Officer for the Company, the Bank and CMS.  She has a Bachelor of
                                             Science in Accounting from Kennesaw State University.  Ms. Boling held the position of Senior Vice President and Chief Financial
                                             Officer for Cherokee Federal Savings Bank, FSB and Bank of North
                                             Georgia form 1989 to 1994.  Ms. Boling has worked in the banking industry since 1973.

Robert C. KenKnight      18,928              Mr. KenKnight joined the Bank as its Executive Vice President for
Age 60                   (1.03%)             Mortgage Banking Operations in February 1993.  He has served as the
                                             President of CMS since it organization in October 1994.  Mr.
                                             KenKnight was the President of Liberty Mortgage Corporation, an
                                             Atlanta-based mortgage company with a mortgage-servicing portfolio of approximately $900 million, from October 1989 until joining the
                                             Bank.  He was previously employed as Executive Vice President of
                                             Entrust Funding Company, Atlanta, from February 1986 to August
                                             1989, and has worked in the mortgage industry since 1963.  Mr.
                                             KenKnight is past President of the Mortgage Bankers Association of
                                             Georgia and the Atlanta Mortgage Bankers Association.

Michael P. Leddy         2,705               Mr. Leddy has a B.S. from the University of Central Florida where
Age 57                   (.15%)              he majored in finance.  He was head of the Secondary Marketing group of Molton Allen & Williams, Inc. before leaving in 1976 to join Paine Webber Incorporated's institutional sales division in
                                             Atlanta, Georgia.  In 1985, he served on the initial management team that started Arvida Mortgage Company in Boca Raton, Florida, a subsidiary of Walt Disney Productions.  He then returned to Paine
                                             Webber Incorporated before joining the Company in 1993 as Executive
                                             Vice President of Secondary Marketing for the Bank and CMS.

Gary E. Reece            9,891               Mr. Reece joined the Bank in 1996 and serves as its Executive Vice
Age 46                   (.54%)              President and Senior Lending Officer.  Mr. Reece was employed as
                                             Executive Vice President of Pickens County Bank from 1982 until
                                             1992, and as Senior Vice President and Senior Lending Officer of
                                             Gilmer County Bank from 1992 until joining the Bank.  He received his B.S. Degree from the University of Georgia in 1976 and his
                                             M.Ed. in 1981.

_______________________________________

(1) Information relating to beneficial ownership of Company Common Stock is based upon information furnished by each person using "beneficial ownership" concepts set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
(2)  Includes 47,684 shares held by Mr. Boggus' wife.
(3) Includes 26,400 shares held as custodian for Mr. Lowe's children and 5,000 shares held by his wife.
(4)  Includes 18,204 shares held by Mr. Boggus' wife.

Recommendation and Required Vote

     Proposal One, relating to the election of nominees as directors, requires approval by the holders of a majority of the shares of Common Stock entitled to vote and voting at the meeting. The Board of Directors unanimously recommends a vote "FOR" this Proposal One. Proxies solicited by the Board of Directors will
      ---
be so voted unless shareholders specify a contrary choice in their proxies.


                                 PROPOSAL TWO
                   APPROVAL OF THE CRESCENT BANKING COMPANY
                 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Company currently maintains the 1995 Stock Option Plan for Outside Directors (the "1995 Director Plan"), which provides for the grant of options to purchase shares of the Company's Common Stock to directors of the Company and its subsidiaries. As of March 24, 2001, there were 98,000 shares of Common Stock remaining available for the grant of options under the 1995 Director Plan.

     On February 22, 2001, the Company's Board of Directors adopted the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan (the "2001 Director Plan"), subject to approval of the 2001 Director Plan by the shareholders at the Annual Meeting. The Company has reserved for issuance upon the exercise of options granted under the 2001 Director Plan 100,000 shares of the authorized but unissued shares of Common Stock. If approved by the shareholders at the Annual Meeting, the 2001 Director Plan will be effective as of its adoption by the Board of Directors.

     The Company will continue to grant options to non-employee directors under the 1995 Director Plan until all of the shares under that plan have been used. If approved, the grant of options pursuant to the 2001 Director Plan during any given year will be offset by any options issued to non-employee directors during such year under the 1995 Director Plan.

     A summary of the 2001 Director Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the 2001 Director Plan, which is attached to this Proxy Statement as Appendix A.
                                                   ----------

General

     The Board of Directors believes that stock ownership is an important incentive for non-employee directors. The purpose of the 2001 Director Plan is to advance the interests of the Company by encouraging ownership of the Common Stock by certain non-employee directors of the Company and its subsidiaries, thereby giving such directors an increased incentive to devote their efforts to the success of the Company and its subsidiaries. Awards are granted under the 2001 Director Plan in addition to cash fees to non-employee directors.

Eligibility

     Each member of the Company's Board of Directors, or the Board of Directors of any subsidiary of the Company, who is not an employee of the Company or such subsidiary will be a participant in the 2001 Director Plan.

Administration

     Grants of awards under the 2001 Director Plan are automatic. The 2001 Director Plan is intended to be a "formula plan" for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended. However, the 2001 Director Plan will be administered and interpreted by the Compensation Committee of the Company's Board of Directors. The Compensation Committee will have no discretion with respect to the eligibility or selection of non-employee directors to receive awards under the 2001 Director Plan, the number of shares subject to any such awards or the time at which any such awards are to be granted.

Shares Subject to Plan

     Shares subject to the 2001 Director Plan may be authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. The total number of shares of Common Stock for which options may be granted under the 2001 Director Plan is 100,000 shares, subject to adjustment in accordance with the provisions of the 2001 Director Plan. In the event that any outstanding option for any reason expires or is terminated prior to the end of the period during which options may be granted under the 2001 Director Plan, the shares of Common Stock allocable to the unexercised portion of such option may again be subject in whole or in part to an award of options under the 2001 Director Plan.

Terms and Conditions of Awards

     Awards granted pursuant to the 2001 Director Plan will be subject to the following terms and conditions:

     Initial Grants. Each non-employee director of the Company shall be granted an option to purchase 750 shares of the Company's Common Stock on the date such person first becomes a non-employee director.

     Annual Grants. In addition, as of the day following each subsequent annual meeting of the Company's shareholders, each non-employee director who is serving in such capacity as of such date shall be granted an option to purchase 750 shares of Common Stock, subject to adjustment as provided in the 2001 Director Plan.

     Vesting Schedule. All options granted under the 2001 Director Plan will be fully vested and exercisable on the date of grant.

     Exercise Price. The exercise price for each option granted under the 2001 Director Plan will be 105% of the fair market value of the shares of Common Stock subject to the option on the date of grant.

     Payment. An option may be exercised by giving written notice to the Company stating the number of shares with respect to which the option is being exercised. The exercise price shall be payable in full upon the exercise of an option in cash. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company's adoption of such a program in connection with the 2001 Director Plan, options may be exercised through a broker in a so-called "cashless exercise," whereby the broker sells the option shares and delivers cash sales proceeds to the Company in payment of the exercise price.

     Term. Each option granted under the 2001 Director Plan will, to the extent not previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option.

     Assignment of Options. Options granted under the 2001 Director Plan will be assignable by will, by the laws of descent and distribution, pursuant to a qualified domestic relations order, or to certain family members, including any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons (or the optionee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent of the voting interests.

     Effect of Termination of Directorship. In the event an optionee ceases to be a member of the relevant Board of Directors for any reason other than for cause, any options then held by the director will remain exercisable until the scheduled expiration date of the option. If the optionee was removed for cause, his or her option will terminate immediately upon such removal.

     Adjustments. In the event of a stock dividend on the Common Stock, the shares of Common Stock then subject to each option under the 2001 Director Plan will be increased proportionately without any change in the aggregate purchase price. In the event of certain recapitalizations of the Company, there will be substituted for each such share of Common Stock then subject to each option the number and class of shares into which each outstanding share of Common Stock will be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each option, or there will be made such other equitable adjustment as the Compensation Committee approves.

Termination and Amendment

     The 2001 Director Plan will terminate on the second day following the 2011 annual meeting, but the Board of Directors may terminate the 2001 Director Plan at any time prior to such date. The Board of Directors may at any time amend or modify the 2001 Director Plan without shareholder approval, but the Board of Directors may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No amendment modification or termination of the 2001 Director Plan shall adversely affect the rights of the grantees who have outstanding options without the consent of such grantees.

No Rights as Shareholder

     The holder of an option will not have any rights of a shareholder with respect to the shares covered by the option, until such person has become the holder of record of such shares upon exercise of the option.

Certain Federal Income Tax Effects

     The options granted under the 2001 Director Plan will be non-qualified stock options ("NSOs"). Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of an NSO under the 2001 Director Plan. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

Benefits to Non-Employee Directors

     Only non-employee directors of the Company are entitled to participate in the 2001 Director Plan (currently twelve persons). The following table shows the benefits that will accrue under the 2001 Director Plan, for each year that it is in effect, to the persons and groups indicated.

-----------------------------------------------------------------------------------------------------
               Name and Position                       Dollar Value ($)         No. of Options
-----------------------------------------------------------------------------------------------------
     All non-employee directors, as a group                 -0- (1)               9,000 (2)
          (currently twelve persons)

-----------------------------------------------------------------------------------------------------

_________________________________
(1) The 2001 Director Plan requires that any options be granted with a per share exercise price equal to 105% of the fair market value per share of the Common Stock on the date of grant. Because of this, the options will be "under water" on the date of grant.

(2) Represents the number of options to be granted each year while the 2001 Director Plan is in effect, assuming there are twelve non-employee directors serving in such year.

Recommendation and Required Vote

     Proposal Two, relating to the approval of the 2001 Director Plan, requires approval by the holders of a majority of the shares of Common Stock that are represented in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this Proposal Two. Proxies solicited by the
                               ---
Board of Directors will be so voted unless shareholders specify a contrary choice in their proxies.

                                PROPOSAL THREE
                   APPROVAL OF THE CRESCENT BANKINC COMPANY
                         2001 LONG-TERM INCENTIVE PLAN

     On February 22, 2001, the Company's Board of Directors adopted the Crescent Banking Company 2001 Long-Term Incentive Plan (the "2001 LTIP"), subject to approval of the 2001 LTIP by the shareholders at the Annual Meeting. If approved by the shareholders at the Annual Meeting, the 2001 LTIP will be effective as of its adoption by the Board of Directors. The Company has terminated its 1991 and 1993 stock option plans.

     The Company has reserved 300,000 shares of the authorized but unissued shares of Common Stock for issuance upon the grant or exercise of awards pursuant to the 2001 LTIP.

     A summary of the 2001 LTIP is set forth below. The summary is qualified in its entirety by reference to the full text of the 2001 LTIP, which is attached to the Proxy Statement as Appendix B.
                          ----------

General

     The purpose of the 2001 LTIP is to promote the success, and enhance the value, of the Company by linking the personal interests of employees, officers, directors, and consultants to those of the shareholders, and by providing such persons with an incentive for outstanding performance. As of March 28, 2001, there were approximately 176 officers and employees (including all current executive officers) eligible to participate in the 2001 LTIP.

Shares Available for Awards under the 2001 LTIP

     Subject to adjustment as provided in the 2001 LTIP, the aggregate number of shares of Common Stock reserved and available for awards or which may be used to provide a basis of measurement for or to determine the value of an award, such as with a stock appreciation right or performance share award, is 300,000 shares. Not more than 25% of the total authorized shares may be granted as awards of restricted stock or unrestricted stock awards.

Administration

     The 2001 LTIP will be administered by the Compensation Committee of the Board of Directors of the Company, or, at the discretion of the Board from time to time, by the Board of Directors itself. The Compensation Committee has the power, authority and discretion to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the 2001 LTIP; and make all other decisions and determinations that may be required under, or as the Compensation Committee deems necessary or advisable to administer, the 2001 LTIP. During any time that the Board of Directors is acting as administrator of the 2001 LTIP, it shall have all the powers of the Compensation Committee thereunder. In addition, the Board of Directors or the Compensation Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Compensation Committee's authority with respect to those eligible participants who, at the time of grant are not, and are not anticipated to be become, either (i) named executive officers or (ii) persons subject to the insider trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended.

Awards

     The 2001 LTIP authorizes the granting of awards to officers and key employees of the Company or its subsidiaries in the following forms:

  . options to purchase shares of Common Stock, which may be incentive stock options or nonqualified stock options;

  .  stock appreciation rights, or "SARs;"

  .  performance shares;

  .  restricted stock;

  .  dividend equivalents;

  .  other stock-based awards; or

  .  any other right or interest relating to Common Stock or cash.

     Not more than 25% of the total authorized shares may be granted as awards of restricted stock or unrestricted stock awards. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 2001 LTIP to any one participant is 50,000. The maximum fair market value of any awards (other than options and SARs) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the 2001 LTIP is $500,000.

     Stock Options. The Compensation Committee is authorized to grant options, which may be incentive stock options or nonqualified stock options, to participants. All options will be evidenced by a written award agreement between the Company and the participant, which will include such provisions as may be specified by the Compensation Committee; provided, however, that the exercise price of an option shall not be less than the fair market value of the underlying Common

Stock as of the date of the grant. The terms of any incentive stock option must meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), including shareholder approval requirements.

     Stock Appreciation Rights. The Compensation Committee may grant SARs to participants. Upon the exercise of a SAR, the participant has the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR as determined by the Compensation Committee, which will not be less than the fair market value of one share of Common Stock on the date of grant. All awards of SARs will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the SAR, as determined by the Compensation Committee at the time of grant.

     Performance Shares. The Compensation Committee may grant performance shares to participants on such terms and conditions as may be selected by the Compensation Committee. The Compensation Committee will have the complete discretion to determine the number of performance shares granted to each participant and to set performance goals and other terms or conditions to payment of the performance shares in its discretion which, depending on the extent to which they are met, will determine the number and value of performance shares that will be paid to the participant.

     Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

     Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Common Stock subject to an award, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

     Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Common Stock as deemed by the Compensation Committee to be consistent with the purposes of the 2001 LTIP, including without limitation shares of Common Stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock and awards valued by reference to book value of shares of Common Stock or the value of securities of or the performance of specified parents or subsidiaries of the Company. The Compensation Committee will determine the terms and conditions of any such awards.

     Performance Goals. The Compensation Committee may determine that any award will be determined solely on the basis of any of the following, or any combination of the following:

     . the achievement by the Company or a parent or subsidiary of a specified target return, or target growth in return, on equity or assets;

     .  the Company's stock price;

     . the Company's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period; or

     . the achievement by the Company, a parent or subsidiary, or a business unit of any such entity, of a specified target, or target growth in, revenue, net income, or earnings per share.

     If an award is made on such basis, the Compensation Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) of the Code or the regulations thereunder), and the Compensation Committee may reduce (but not increase) the award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.

     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

     Acceleration of Awards. Upon a participant's death or disability, all of his or her outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on outstanding awards will lapse. Any such awards will thereafter continue or lapse in accordance with the other provisions of the 2001 LTIP and the award agreement. Unless otherwise provides in an award agreement, in the event of a change in control, all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse; provided, however that such acceleration will not occur if, in the opinion of the Company's accountants, such acceleration would preclude the use of pooling of interest accounting treatment for a change in control transaction that would otherwise qualify for such accounting treatment and is contingent upon qualifying for such accounting treatment. In addition, the Compensation Committee may in its discretion declare all awards to be fully vested, and/or all restrictions on all outstanding awards to lapse. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.

Termination and Amendment

     The Board of Directors or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the 2001 LTIP without shareholder approval; provided, however, that the Compensation Committee may condition any amendment on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the 2001 LTIP may adversely affect any award previously granted under the 2001 LTIP, without the written consent of the participant.

Certain Federal Income Tax Effects

     The following is a brief general description of the consequences under the Code and current federal income tax regulations of the receipt or exercise of awards under the 2001 LTIP.

     Nonqualified Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted nonqualified stock option. However, the participant will realize ordinary income on the exercise of the nonqualified stock option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction (subject to Code Section 162(m) limitations). The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

     Incentive Stock Options. There will be no federal income tax consequences to either the Company or the participant upon the grant of an incentive stock option or the exercise thereof by the participant, except that upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference. If the participant holds the shares of Common Stock for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount (subject to Code Section 162(m) limitations).

     SARs. A participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code Section 162(m) limitations).

     Performance Shares. A participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company (subject to Code
Section 162(m) limitations)

     Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock award will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock and the Company will be entitled to a corresponding tax deduction at that time (subject to Code Section 162(m) limitations).

     The Compensation Committee may, but is not required to, permit the transfer of nonqualified stock options and other awards granted under the 2001 LTIP. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee's immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, the Company, and the transferee, under present federal tax regulations, upon the transfer and exercise of such options. The tax effect of transferring nonqualified stock options may vary depending upon the particular circumstances, and the federal tax laws and regulations change frequently. Optionees should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws. Under the Code, Incentive stock options cannot be transferred other than by will or the laws of descent and distribution.

     Federal Income Tax. There will be no federal income tax consequences to the optionee, the Company or the transferee upon the transfer of a nonqualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of (a) the fair market value of the option shares upon the exercise of such option over (b) the exercise price, and the Company will be allowed a corresponding deduction, subject to certain limitations under Section 162(m) of the Code. The gain, if any, realized upon the transferee's subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee's holding period. The transferee's basis in the stock will be the fair market value of such stock at the time of exercise of the option.

     Federal Estate and Gift Tax. If an optionee transfers a nonqualified stock option to a transferee during the optionee's life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during life, the optionee will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If an optionee transfers an option to a transferee by reason of the optionee's death, the option will be included in the optionee's gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a "Black-Scholes" or other appropriate option pricing methodology, in accordance with IRS requirements.

Benefits to Named Executive Officers and Others

     As of the date of this proxy statement, no awards had been granted or approved for grant under the 2001 LTIP. Any awards under the 2001 LTIP will be made at the discretion of the Compensation Committee or the Board of Directors, as the case may be. Consequently, it is not presently possible to determine either the benefits or amounts that will be received by any particular person or group pursuant to the 2001 LTIP.

Recommendation and Required Vote

     Proposal Three, relating to the approval of the 2001 LTIP, requires approval by the holders of a majority of the shares of Common Stock that are represented in person or by proxy at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this Proposal Three. Proxies solicited by
                               ---
the Board of Directors will be so voted unless shareholders specify a contrary choice in their proxies.

                            ADDITIONAL INFORMATION

Compensation of Directors and Attendance at Meetings

     During 2000, each member of the Company's Board of Directors received a retainer fee of $4,000 for their services. In addition, pursuant to the Company's 1995 Director Plan, the Company regularly awards shares of its Common Stock to outside directors. During each of 1995, 1996, 1997 and 1999, the Company awarded 400 shares of its Common Stock to each of its outside directors. During 1998, the Company's Board of Directors and shareholders approved certain amendments to the Director Plan, which, among other things, authorized a one-time grant of 4,000 shares of Common Stock to be made during 1998 to each of the Company's outside directors. The Company completed this one-time grant on April 17, 1998. The Company has 98,000 shares of its Common Stock authorized and reserved for issuance under the Director Plan, and, as of March 24, 2001, 87,200 shares had been granted under the Director Plan.

     The Board of Directors held eight meetings during 2000. During 2000, each member of the Company's Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees thereof on which he served.

     The Board will consider nominees for director recommended by a shareholder entitled to vote in the election of directors, provided that written notice of the shareholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Company, in the case of an annual meeting of shareholder, no later than 90 days prior to the close of business on the 10th day following the date on which notice of the meeting at which the election is to take place is first given to shareholders. The notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a statement that the shareholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) such information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (d) the consent of each nominee to serve as a director of the Company if so elected.

Committees of the Board of Directors

     The Bank's Board of Directors maintains standing Executive, Audit, Mortgage Banking, Loan, Compensation and Investment Committees which committees also serve the same functions for the Company. The Company's Board of Directors presently has only a standing Stock Option Committee, which is composed of Messrs. Elliott (Chairman), Lowe and Gehrmann.

     The Company's entire Board of Directors performs the function of a Nominating Committee, including nominating persons to serve on the Board of Directors. While nominees recommended by shareholders may be considered, the Nominating Committee has not actively solicited recommendations, nor has it established any procedures for this purpose. The Board of Directors held one meeting in its capacity as Nominating Committee during 2000.

     The Audit Committee of the Board of Directors of the Bank is composed of Messrs. A. James Elliott (Chairman), Chuck Gehrmann, and John S. Dean. The Audit Committee has the responsibility of reviewing the Bank's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. It recommends to the Board of Directors of the Company the appointment of the independent auditors for the next fiscal year, reviews and approves their audit plan and reviews with the independent auditors the results of the audit and management's response thereto. The Audit Committee also reviews the adequacy of the internal audit budget and personnel, the internal audit plan and schedule, and results of audits performed by the internal audit staff. The Audit Committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The Audit Committee reports its findings to the Board of Directors. The Audit Committee held four meetings during the year ended December 31, 2000. See "Report of the Audit Committee".

     The Bank's Compensation Committee is comprised of Messrs. Elliott (Chairman), Dean, Lowe, Boggus, Sr. and Gehrmann. The Compensation Committee has the authority to determine the compensation of the executive officers and employees of the Company, the Bank and Crescent Mortgage Services, Inc., the Company's wholly-owned mortgage banking subsidiary ("CMS"). All officers of the Company are compensated by the Bank. The Compensation Committee also administers various of the Company's benefit and incentive plans. The Compensation Committee has the power to interpret the provisions of the Company's Dividend Reinvestment and Stock Purchase Plan, the 1995 Director Plan, and, if adopted, the 2001 LTIP and the 2001 Director Plan. The Compensation Committee held four meetings during 2000. See "Report of the Compensation Committee."

Ownership of Common Stock by Certain Beneficial Owners and Management

     The following table reflects the number of shares of Common Stock beneficially owned by (i) each of the directors, (ii) each of the executive officers named in the Summary Compensation Table below, and (iii) all of the directors and executive officers of the Company as a group, including the name and address of the only persons known by the Company to beneficially own more than 5% of the Common Stock as of March 24, 2001, together with the number of shares and percentage of outstanding shares beneficially owned. Management of the Company is informed that all such shares were held individually by each such shareholder with sole voting and investment power, except as noted herein.

         Name and Address                    Amount and Nature of
         of Beneficial Owner                 Beneficial Ownership (1)             Percent of Class
         -------------------                 ------------------------             ----------------
James D. Boggus, Sr., Director                     126,631 (2)                          6.92%
948 Happy Talk Trail
Jasper, GA 30143

Charles R. Fendley, Secretary                       18,576                              1.01%
165 Town Creek Trail
Jasper, GA 30143

Michael W. Lowe, Director                          361,924 (3)                         19.76%
Fox Run
Jasper, GA 30143

A. James Elliott, Chairman                          23,467                              1.28%
732 Big Canoe
Big Canoe, GA 30143

John S. Dean, Director                              32,415                              1.77%
357 Alpine Drive
Jasper, GA 30143

Charles Gehrmann, Director                          29,418                              1.61%
P O Box  18027
Atlanta, GA 30316

J. Donald Boggus, Jr., President/CEO                47,177 (4)                          2.59%
281 Happy Talk Trail
Jasper, GA 30143

Robert C. KenKnight, Executive Officer              18,928                              1.03%
2043 Woodland Way
Dunwoody, GA 30338

Michael P. Leddy, Executive Officer                    2,705                    .15%
4698 East Conway Drive
Atlanta, GA 30327

Bonnie B. Boling, Chief Financial Officer              5,647                    .31%
264 East Boling Rd.
Jasper, GA 30143

Gary E. Reece, Executive Officer                       9,891                    .54%
P O Box 503
Jasper, GA 30143

All current directors and executive                  676,778                  36.15%
officers as a group (11 persons)

________________________________________
(1) Information relating to beneficial ownership of Common Stock is based upon information furnished by each person using "beneficial ownership" concepts as set forth in the rules of the Securities and Exchange Commission. Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or direct the voting of such security, or "investment power," which includes the power to dispose of or direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under those rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, directors are named as beneficial owners of shares as to which they may disclaim any beneficial interest.
(2)  Includes 47,684 shares held by Mr. Boggus' wife.
(3) Includes 26,400 shares held as custodian for Mr. Lowe's children and 5,000 shares held by his wife.
(4)  Includes 18,204 shares held by Mr. Boggus' wife.

Compensation of Executive Officers and Directors

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's chief executive officer and other executive officers who make in excess of $100,000 per year (collectively, the "Named Executive Officers"). The disclosure requirements for the Named Executive Officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting these individuals.

     The following report reflects the Company's compensation philosophy, as endorsed by the Board of Directors of each of the Company, the Bank and CMS, as well as the Compensation Committee, and resulting actions taken by the Company for the reporting periods shown in the various compensation tables supporting the report. The Compensation Committee either approves or recommends to the Board of Directors payment amounts and award levels for executive officers of the Company and its subsidiaries.

Report of the Compensation Committee

   General

     During 2000, the Compensation Committee was composed entirely of five members, none of whom were officers or employees of the Company or any of its subsidiaries. The Bank's Board of Directors designates the members and the Chairman of the Compensation Committee.

   Compensation Policy

     The policies that govern the Compensation Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for the Company's shareholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Company's operating performance and that achievement of performance objectives over time is the primary determinant of share price.

     The underlying objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain short-term and long-term operating performance goals for the Company, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes individual contributions as well as overall business results. At the Company, performance-based executive officer compensation includes: base salary, short-term annual cash incentives, and long-term stock and cash incentives.

   Base Salary and Increases

     In establishing executive officer salaries and increases, the Compensation Committee considers individual annual performance and the relationship of total compensation to the defined salary market. The decision to increase base pay is recommended by the chief executive officer and approved by the Compensation Committee using performance results documented and measured annually. Information regarding salaries paid in the market is obtained through formal salary surveys and other means, and is used to evaluate competitiveness with the Company's peers and competitors. The Company's general philosophy is to provide base pay competitive with the market, and to reward individual performance while positioning salaries consistent with Company performance.

   Short-Term Incentives

     The Company, through its annual bonus payments, seeks to align short-term cash compensation with individual performance and performance for the shareholders. The Compensation Committee, using recommendations from the Company's chief executive officer, approves annual bonus payments, including extraordinary bonus payments, to those officers who have made superior contributions to Company profitability as measured and reported through individual performance goals established at the beginning of the year. This philosophy better controls overall compensation expenses by reducing the need for significant annual base salary increases as a reward for past performance, and places more emphasis on annual profitability and the potential rewards associated with future performance. Salary market information is used to establish competitive rewards that are adequate in size to motivate strong individual performance during the year.

Long-Term Incentives

     Long-term incentive awards have been made under the Company's stock and incentive plans, and, if adopted, will continue to be made under the 2001 LTIP. Stock options granted under these plans are designed to motivate sustained high levels of individual performance and align the interests of key employees with those of the Company's shareholders by rewarding capital appreciation and earnings growth. Upon the recommendation of the chief executive officer, and subject to approval by the Compensation Committee, stock options are awarded annually to those key officers whose performance during the year has made a significant contribution to the Company's long-term growth. During 2000, the Company did not awarded any stock options to purchase shares of its Common Stock to individuals.

     As discussed below, the Company also awards stock options and restricted stock awards to certain of its key executive officers pursuant to employment agreements between the Company and/or its subsidiaries, as appropriate, and those officers.

   Deduction Limit

     At this time, because of its compensation levels, the Company does not appear to be at risk of losing deductions under Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly held companies. As a result, the Company has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

   Chief Executive Pay

     The Compensation Committee formally reviews and approves the compensation paid to the chief executive officers of the Company, the Bank and CMS during the first quarter of each year. Final approval of chief executive compensation is subject to the review and approval of the Company's and the Bank's Board of Directors. Changes in base salary and the awarding of bonuses and other cash and stock incentives are based on overall financial performance and profitability related to objectives stated in the Company's strategic performance plan and the initiatives taken to direct the Company. In addition, utilizing published surveys, databases, and proxy statement data, including, for example, public information compiled from the SNL Executive Compensation Review and the Wyatt Financial Institution Survey (collectively, the "Survey Data"), the Compensation Committee surveyed the total compensation of chief executive officers of comparable-sized financial institutions located in comparable markets nationally, as well as of locally-based banks and thrifts. While there is likely to be a substantial overlap between the financial institutions included in the Survey Data and the banks and thrifts represented in the Nasdaq Bank Index line on the shareholder return performance graph, below, the groups are not exactly the same. The Compensation Committee believes that the most direct competitors for executive talent are not necessarily the same as the companies that would be included in the published industry index established for comparing shareholder returns.

     After reviewing the Survey Data, the salary for Mr. J. Donald Boggus, Jr., President and Chief Executive Officer of the Company and the Bank, was increased by $27,000 to $130,000 annually, effective January 1, 2001. This adjustment maintained Mr. Boggus' total compensation at a level commensurate with his peers in the comparative groups. During 2000, no stock options to purchase shares of Common Stock were awarded to Mr. Boggus.

   Summary

     In summary, the Compensation Committee believes that the Company's compensation program is reasonable and competitive with compensation paid by other financial institutions of similar size. The program is designed to reward managers for strong personal, Company and share value performance. The Compensation Committee monitors the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Company and shareholder objectives.

                              Compensation Committee

                              A. James Elliott, Chairman
                              John S. Dean, Sr.
                              James D. Boggus, Sr.
                              Michael W. Lowe
                              Charles Gehrmann

                              March 28, 2001

Report of the Audit Committee

     The Audit Committee monitors the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors and the Audit Committee on June 13, 2000, which is included as Appendix C to this Proxy Statement. This report
                           ----------
reviews the actions taken by the Audit Committee with regard to the Company's financial reporting process during 2000 and particularly with regard to the Company's audited consolidated financial statements as of December 31, 2000 and 1999 and the operating results for the three years in the period ended December 31, 2000.

     The Audit Committee is composed of three persons, all of whom currently are "independent directors", as defined by the National Association of Securities Dealers, Inc. (the "NASD"). None of the Audit Committee members is or has been an officer or employee of the Company or any of its subsidiaries, has engaged in any business transaction or has any business or family relationship with the Company or any of its subsidiaries or affiliates.

     The Company's management has the primary responsibility for the Company's financial statements and reporting process, including the systems of internal controls. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes and to recommend annually to the Board of Directors the accountants to serve as the Company's independent auditors for the coming year.

     The Audit Committee believes that it has taken the actions it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. To carry out its responsibilities, the Audit Committee met four times during 2000.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for 2000, including a discussion of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee also reviewed with the Company's independent auditors, Mauldin & Jenkins, LLC, their judgments as to the quality (rather than just the acceptability) of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee discussed with Mauldin & Jenkins, LLC its independence from management and the Company, including the written disclosures, letter and other matters required of Mauldin & Jenkins, LLC by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee also considered whether the provision of services during 2000 by Mauldin & Jenkins, LLC that were unrelated to its audit of the financial statements referred to above and to their reviews of the Company's interim financial statements during 2000 is compatible with maintaining Mauldin & Jenkins, LLC's independence.

     Additionally, the Audit Committee discussed with the Company's internal and independent auditors the overall scope and plan for their respective audits.
The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Company's Board of Directors that the Company retain Mauldin & Jenkins, LLC as the Company's independent auditors for 2001.

                                   Audit Committee

                                   A. James Elliott, Chairman
                                   John S. Dean, Sr.
                                   Charles Gehrmann

                                   March 28, 2001

     The table below sets forth certain elements of compensation for the Named Executive Officers of the Company or the Bank for the periods indicated.

                                                    Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                          Long-Term
                                                  Annual Compensation                    Compensation
                                                  -------------------                    ------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                        Other
                                                                        Annual                   Securities          All
                                                                        Comp-      Restricted    underlying         Other
   Name and Principal                                    Bonus         ensation      Stock        Options         Compensat-
       Position               Year       Salary ($)       ($)          ($)(1)      Awards(2)      SAR(s)         tion ($)(3)
       --------               ----       ---------       -----         ------      --------       ------         -----------
J. Donald Boggus, Jr.         2000      $  103,000     $ 15,000      $  50,400           -            -             $  4,834
President and Chief           1999         100,000            -              -           -            -                2,274
Executive Officer of          1998          85,000       25,000              -           -            -                6,415
the Company and the Bank

Robert C. KenKnight           2000      $   58,440            -              -       4,234            -             $  6,000
Executive Vice President      1999       1,051,452            -              -      18,800            -                6,000
of the Bank; President of     1998         527,325            -              -       7,404            -                6,000
the Bank's Mortgage
Division

Michael P. Leddy              2000      $  174,846            -              -           -            -             $  6,000
Executive Vice Presdent       1999         427,154            -              -           -            -                6,000
of the Bank in Charge of      1998         277,575       25,000              -           -            -                6,000
Secondary Mortgage
Marketing

-----------------------------------------------------------------------------------------------------------------------------------

________________________________________

(1) Cash award representing the tax effect of the exercise of stock options in the prior year as provided per the non-qualified option agreement.
(2) Number of shares granted to Mr. KenKnight pursuant to his employment agreement with the Company, based on a percentage of the total added value of the Bank's mortgage division and CMS. Such shares vest as to 20% per year from the date of grant.
(3) Other compensation represents insurance premiums paid by the Company on group term life insurance in excess of $50,000 and car allowance.

                     Option/SAR Grants in Last Fiscal Year

     Mr. KenKnight was granted 4,234 shares of restricted stock on March 1, 2000 pursuant to his employment agreement with the Company, based on a percentage of the total added value of the Bank's mortgage division and CMS. Such shares vest as to 20% per year from the date of grant. Mr. KenKnight's total shares granted to date under this agreement was 34,314 shares at December 31, 2000 of which 25,272 shares were not vested. On such date, his 34,314 shares of restricted stock were valued at $330,272.

     Mr. Leddy also receives restricted stock pursuant to his employment agreement with the Company, based on a percentage of the total added value of the Bank's mortgage division and CMS. Such shares vest as to 20% per year from the date of grant. No shares were granted to Mr. Leddy in 2000. Mr. Leddy's total shares granted to date under this agreement was 760 shares at December 31, 2000 of which 608 shares were not vested. On such date, his 152 shares of restricted stock were valued at $7,315.

                    Aggregated Option/SAR Exercises in 2000
                      and 2000 Year-End Option/SAR Values

     The following table shows stock options exercised by the Named Executive Officers during 2000, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 2000. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Company's Common Stock.

     During 2000, the Company restated net income and earnings per share for prior periods to properly account for stock option awards in accordance with EITF 87-6 B ("Stock Option Plan With Tax-Offset Cash Bonus") and ABP Opinion No. 25 ("Accounting for Stock Issued to Employees"). The effect of the restatement on net income and earnings per share resulted in the Company recognizing an expense for the options granted in relation to the Company's stock price. As a result, the executives whom held options agreed to exercise those options that were vested and to cancel non-vested options. In addition, the Company's Board concurrently cancelled all non-vested employee stock options and terminated the 1991 and 1993 stock option plan. The cancellation of the 1991 and 1993 stock option plan did not effect the restricted stock agreement with Mr. KenKnight and Mr. Leddy nor the Director Stock Plan.

---------------------------------------------------------------------------------------------------------------------------

                                                                                   Number of
                                                                                  Securities            Value of
                                                                                  Underlying           Unexercised
                                                                                 Unexercised           In-the-Money
                                                                               Options/SARs at         Options/SARs at
                                Shares Acquired                                   FY-End (#)           FY-End ($)
                                      on                Value Realized         Exercisable(E)/         Exercisable(E)/
          Name                    Exercise (#)               ($)               Unexercisable(U)        Unexercisable(U)

---------------------------------------------------------------------------------------------------------------------------
J. Donald Boggus, Jr.                 4,000              $ 14,000                0 (E)                   $0 (E)
                                                                                 0 (U)                   $0 (U)
---------------------------------------------------------------------------------------------------------------------------

Robert C. KenKnight                  29,347              $213,318                0 (E)                   $0 (E)
                                                                            25,272 (U)             $243,243 (U)

---------------------------------------------------------------------------------------------------------------------------

Michael P. Leddy                     12,152              $ 34,340                0 (E)                   $0 (E)
                                                                               608 (U)               $5,852 (U)

---------------------------------------------------------------------------------------------------------------------------

A. James Elliott                          0                   N/A            6,000 (E)                   $0 (E)
                                                                                -0-(U)                   $0 (U)
---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Charles R. Fendley                        0           N/A                  8,000 (E)              $900 (E)
                                                                             -0- (U)                $0 (U)

-------------------------------------------------------------------------------------------------------------

James D. Boggus, Sr.                      0           N/A                  6,000 (E)                $0 (E)
                                                                             -0- (U)                $0 (U)

-------------------------------------------------------------------------------------------------------------

Michael W. Lowe                           0           N/A                  8,000 (E)              $900 (E)
                                                                              0- (U)                $0 (U)

-------------------------------------------------------------------------------------------------------------

Charles Gehrmann                          0           N/A                  6,000 (E)                $0 (E)
                                                                             -0- (U)                $0 (U)

-------------------------------------------------------------------------------------------------------------

Executive Employment Agreement

     Robert C. KenKnight, the President of CMS and an Executive Vice President of the Bank, has entered into an employment agreement (the "Employment Agreement") with the Company dated as of May 1, 1997. In addition to salary, the Employment Agreement entitles Mr. KenKnight to incentive compensation in the form of cash and shares of restricted stock based on a percentage of the total added value of the Bank's mortgage division and CMS. In the event the Bank or the Company is acquired and Mr. KenKnight's employment is terminated as a result of such acquisition, the Employment Agreement authorizes a severance payment approximately equal to 12 months of annual compensation in effect at such time plus any accrued incentive compensation.

Certain Transactions

     Directors and executive officers of the Company and the Bank and certain business organizations and individuals associated with such persons have been customers of and have had banking transactions with the Bank in the ordinary course of business. Such transactions include loans, commitments, lines of credit, and letters of credit. Such transactions were made on substantially the same terms, including interest rates, repayment terms, and collateral, as those prevailing at the time for comparable transactions with other persons, and did not and do not involve more than normal risk of collectibility or present other unfavorable features. Additional transactions with such persons and businesses are anticipated in the future.

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with certain of its and the Company's directors, nominees for director, executive officers, five percent shareholders, and their associates. All loans included in such transactions have been made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other features unfavorable to the Bank. At December 31, 2000, the amount of credit extended to directors, executive officers, principal shareholders and their associates was approximately $3,097,500, or approximately 19.6% of the Company's consolidated shareholders' equity.

Information Concerning the Company's Independent Auditor

     The certified public accounting firm of Mauldin & Jenkins was the independent auditor for the Company during the year ended December 31, 2000. Representatives of Mauldin & Jenkins are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors of the Company currently intends to approve the engagement of Mauldin & Jenkins as its independent auditors for the fiscal year ending December 31, 2001.

     During the two most recent fiscal years and through the date hereof, the Company has not consulted with Mauldin & Jenkins on items which (i) were or should have been subject to SAS 50 or (ii) concerned the subject matter of a disagreement or reportable event with the former auditor as (described in Regulation S-B, Item 304 (a)(2)).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers, and greater than ten percent shareholders are required by SEC regulation to furnish the Company the copies of all 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to directors, executive officers, and greater than ten percent beneficial owners were complied with by such persons.

Performance Graph

     The following line-graph compares the cumulative, total return on the Company's Common Stock from December 31, 1995 to December 31, 2000, with that of the Standard & Poor's 500 Index and the Nasdaq Bank Stock index (an average of all bank and thrift institutions whose stock is traded on the Nasdaq Stock Market). Cumulative total return represents the change in stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends.

                                    [GRAPH]

-------------------------------------------------------------------------------------------------------------------------------
                                            1995            1996            1997             1998           1999           2000
-------------------------------------------------------------------------------------------------------------------------------
Standards & Poor's 500 Index                 100             123             164              211            255            232
-------------------------------------------------------------------------------------------------------------------------------
NASDAQ Bank Index                            100             126             206              182            168            192
-------------------------------------------------------------------------------------------------------------------------------
Crescent Banking Company                     100              93             109              186            253            135
-------------------------------------------------------------------------------------------------------------------------------

                                OTHER BUSINESS

     Management of the Company does not know of any matters to be brought before the Annual Meeting other than those described above. If any other matters properly come before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

              SHAREHOLDER'S PROPOSALS FOR THE 2002 ANNUAL MEETING

     Proposals from shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company on or before November 28, 2001 to be eligible for inclusion in the Company's Proxy Statement and Proxy related to that meeting. Any other matter proposed by shareholders to be discussed at the Company's 2002 Annual Meeting of Shareholders may be so discussed if (i) the proposal is received by the Company on or before February 9, 2002, and (ii) the Company in its sole discretion, approves discussion of the matter at the Annual Meeting. Proposals regarding any such matters will not, however, be included in the Company's Proxy Statement and Proxy unless they are received prior to November 28, 2001.

                                  APPENDEX A
                                  ----------
                           CRESCENT BANKING COMPANY
                 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     1.  Purpose. The purpose of the Crescent Banking Company 2001 Non-Employee
         -------
Director Stock Option Plan (the "Plan") is to advance the interests of Crescent Banking Company (the "Company") by encouraging ownership of the Company's $1.00 par value common stock (the "Common Stock") by non-employee directors of the Company and its wholly-owned subsidiary, Crescent Bank and Trust Company (the "Bank"), thereby giving such directors an increased incentive to devote their efforts to the success of the Company and the Bank.

     2.  Administration. The Plan shall be administered by the Compensation
         --------------
Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive awards under the Plan, the number of shares subject to any such awards or the time at which any such awards are to be granted. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee. Notwithstanding the foregoing, the Company's Board shall exercise any and all rights, duties and powers of the Committee under the Plan to the extent required by the applicable exemptive conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as determined by the Board its sole discretion.

     3.  Eligibility. All active Non-Employee Directors shall be eligible to
         -----------
participate in the Plan. For purposes of this Plan, a "Non-Employee Director" shall mean each member of the Company's Board of Directors or the Bank's Board of Directors who is not an employee of the Company or the Bank. A Non-Employee Director to whom an option is granted under the Plan shall be referred to hereinafter as a "Grantee."

     4.  Shares Subject to Plan. The shares subject to the Plan shall be
         ----------------------
authorized but unissued or reacquired shares of the Company's Common Stock. Subject to adjustment in accordance with the provisions of Section 6 of the Plan, the maximum number of shares of Common Stock that may be issued under the Plan shall be 100,000, and the initial adoption of the Plan by the Board of Directors of the Company shall constitute a reservation of 100,000 authorized but unissued, or reacquired, shares of Common Stock for issuance under the Plan. In the event that any outstanding option or award granted under the Plan for any reason expires or is terminated prior to the end of the period during which option or award may be exercised or paid under the Plan, the shares of Common Stock allocable to the unexercised portion of such option or award may again be issued under the Plan.

     5.  Terms and Conditions of Options.  Options granted pursuant to the Plan
         -------------------------------
shall be evidenced by Stock Option Agreements in such form as shall comply with and be subject to the following terms and conditions:

     (a) Grant. Each Non-Employee Director shall be granted an option to
         -----
purchase 750 shares of the Company's Common Stock, subject to adjustment as provided in Section 6, on the date such person first becomes a Non-Employee Director. In addition, as of the day following the first annual meeting of the Company's shareholders that occurs more than one year after the person first becomes a Non-Employee Director and on the day following each subsequent annual meeting of the Company's shareholders, if such person is serving as a Non-Employee Director as of such date, such Non-Employee Director shall be granted an option to purchase 750 shares of the Company's Common Stock, subject to adjustment as provided in Section 6. Each such day that options are to be granted under the Plan is referred to hereinafter as a "Grant Date." Notwithstanding the foregoing, the grant of options pursuant to the Plan during any given year shall be offset by any options issued to Non-Employee Directors during such year under the Company's 1995 Plan for Outside Directors.

     If on any Grant Date, shares of Common Stock are not available under this Plan to grant to Non-Employee Directors the full amount of a grant contemplated by the immediately preceding paragraph, then each Non-Employee Director shall receive an option (a "Reduced Grant") to purchase shares of Common Stock in an amount equal to the number of shares of Common Stock then available under the Plan divided by the number of Non-Employee Directors as of the applicable Grant Date, rounded down to the nearest share.

     If a Reduced Grant has been made and, thereafter, during the term of this Plan, additional shares of Common Stock become available for grant (e.g., because of the forfeiture or lapse of an option), then each person who was a Non-Employee

Director both on the Grant Date on which the Reduced Grant was made and on the date additional shares of Common Stock become available (a "Continuing Non-Employee Director") shall receive an additional option to purchase shares of Common Stock. The number of newly available shares shall be divided equally among the options granted to the Continuing Non-Employee Directors; provided, however, that the aggregate number of shares of Common Stock subject to a Continuing Non-Employee Director's additional option plus any prior Reduced Grant to the Continuing Non-Employee Director on the applicable Grant Date shall not exceed 500 shares (subject to adjustment pursuant to Section 6). If more than one Reduced Grant has been made, available options shall be granted beginning with the earliest such Grant Date.

     (b) Option Price. The option price for each option granted under the Plan
         ------------
shall be 105% the Fair Market Value (as defined below) of the shares of Common Stock subject to the option on the date of grant of the option. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market or the Nasdaq SmallCap Market, the mean between the bid and offered prices as quoted by Nasdaq for such date; provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Board of Directors determines in good faith to be reasonable.

     (c) Term. Each option granted under the Plan shall, to the extent not
         ----
previously exercised, terminate and expire on the date ten (10) years after the date of grant of the option, unless earlier terminated as provided hereinafter in Section 5(g).

     (d) Exercisability. Each option granted under this Plan shall be
         --------------
immediately exercisable, in whole or in part.

     (e) Method of Exercise. All options granted under the Plan shall be
         ------------------
exercised by an irrevocable written notice directed to the Secretary of the Company at the Company's principal place of business. Except in the case of a "cashless exercise" through a broker, as described below, such written notice shall be accompanied by payment in full in cash or by check of the option price for the shares for which such option is being exercised. To the extent permitted under Regulation T of the Federal Reserve Board, and subject to applicable securities laws and the Company's adoption of such program in connection with the Plan, the Option may be exercised through a broker in a so-called "cashless exercise" whereby the broker sells the Option shares and delivers cash sales proceeds to the Company in payment of the exercise price. In such case, the date of exercise shall be deemed to be the date on which notice of exercise is received by the Company, and the exercise price shall be delivered to the Company on the settlement date. The Company shall make delivery of certificates representing the shares for which an option has been exercised within a reasonable period of time; provided, however, that if any law, regulation or agreement requires the Company to take any action with respect to the shares for which an option has been exercised before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action. Certificates representing shares for which options are exercised under the Plan may bear such restrictive legends as may be necessary or desirable in order to comply with applicable federal and state securities laws. Nothing contained in the Plan shall be construed to require the Company to register any shares of Common Stock underlying options granted under this Plan.

     (f) Effect of Termination of Directorship. Upon termination of any
         --------------------------------------
Grantee's membership on the Board of Directors of the Company or the Bank for any reason other than for cause, the options held by the Grantee under the Plan shall continue uninterrupted until the date of expiration of the options as provided by Section 5(d) of the Plan. If the Grantee's membership on the Board of Directors of the Company or the Bank is terminated for cause, all options granted to such Grantee shall expire upon such termination.

     (g) Transferability of Options. Any option granted pursuant to the Plan
         --------------------------
shall be assignable or transferable by the Grantee by will, by the laws of descent and distribution, or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Internal Revenue Code of 1986, as amended, if such provision applied to an option under the Plan. In addition, any option granted pursuant to the Plan shall be transferable by the Grantee to any of the following permitted transferees, upon such reasonable terms and conditions as the Board of Directors or the Committee may establish: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee's household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent of the beneficial interests, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

     (h) Rights as Shareholder. Neither the Grantee nor the Grantee's
         ---------------------
Successors shall have rights as a shareholder of the Company with respect to shares of Common Stock covered by the Grantee's option until the Grantee or the Grantee's Successors become the holder of record of such shares.

     (i) No Options after Ten Years. No options shall be granted except within
         --------------------------
a period of ten (10) years after the effective date of the Plan.

     6.  Adjustments. In the event a stock dividend is declared upon the Common
         -----------
Stock, the shares of Common Stock then subject to each option or award shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Common Stock shall be changed into or exchanged for a different number or class of shares of stock or securities of the Company or of another corporation, whether through reorganization, recapitalization, reclassification, share exchange, stock split-up, spin-off, combination of shares, merger or consolidation, there shall be substituted for each such share of Common Stock then subject to each option the number and class of shares into which each outstanding share of Common Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each option or award, or there shall be made such other equitable adjustment as the Board of Directors shall approve.

     7.  Withholding. Whenever the Company issues shares under the Plan, the
         -----------
Company shall have the right to withhold from sums due the recipient, or to require the recipient to remit to the Company, any amount sufficient to satisfy any federal, state, local and/or applicable withholding tax requirements prior to the delivery of any certificate for such shares.

     8.  Effective Date and Termination of Plan.
         --------------------------------------

     (a) Effective Date. The Plan shall become effective upon approval of the
         --------------
same by the Board of Directors of the Company, subject to approval of the Plan by the shareholders of the Company no later than the first annual meeting of shareholders held after approval of the Plan by the Board of Directors.

     (b) Termination. The Plan shall terminate on the second day following the
         -----------
2011 Annual Meeting, but the Board of Directors may terminate the Plan at any time prior to such date. No amendment modification or termination of the Plan shall adversely affect the rights of the persons who have outstanding options or awards without the consent of such persons.

     9.  No Obligation to Exercise Option. The granting of an option shall
         --------------------------------
impose no obligation upon the Grantee to exercise such option.

     10. Amendment. The Board of Directors may, at any time and from time to
         ---------
time, amend or modify the Plan without shareholder approval; provided, however, that the Board of Directors may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Any amendment or modification to the Plan shall not, without the written consent of the grantee, affect such grantee's rights under any option or award theretofore granted to such Grantee.

     The foregoing is hereby acknowledged as being the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan as adopted by the Board of Directors of the Company on February 22, 2001.

                              CRESCENT BANKING COMPANY

                              ____________________________

                              By:_________________________

                              Its:________________________

                                  APPENDEX B
                                  ----------
                           CRESCENT BANKING COMPANY
                         2001 LONG-TERM INCENTIVE PLAN

                                   ARTICLE 1
                                    PURPOSE

     1.1  GENERAL.  The purpose of the Crescent Banking Company 2001 Long-Term
          -------
Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Crescent Banking Company (the "Corporation"), by linking the personal interests of its employees, officers, directors, and consultants to those of Corporation shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Corporation in its ability to motivate, attract, and retain the services of employees, officers, directors, and consultants upon whose judgment, interest, and special effort the successful conduct of the Corporation's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees and officers, directors and consultants.

                                   ARTICLE 2
                                EFFECTIVE DATE

     2.1  EFFECTIVE DATE.  The Plan shall be effective as of the date upon which
          --------------
it shall be approved by the Board (the "Effective Date"). However, the Plan shall be submitted to the shareholders of the Corporation for approval within 12 months of the Board's approval thereof. No Incentive Stock Options granted under the Plan may be exercised prior to approval of the Plan by the shareholders and if the shareholders fail to approve the Plan within 12 months of the Board's approval thereof, any Incentive Stock Options previously granted hereunder shall be automatically converted to Non-Qualified Stock Options without any further act. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m). Any such Awards shall be contingent upon the shareholders having approved the Plan.

                                   ARTICLE 3
                                  DEFINITIONS

     3.1  DEFINITIONS.  When a word or phrase appears in this Plan with the
          -----------
initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)  "Board" means the Board of Directors of the Corporation.

          (d) "Change of Control" means and includes the occurrence of any one of the following events:

               (i) individuals who, at the Effective Date, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however,
                                                              --------  -------
          that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

          (ii) any person becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided,
                                                                   --------
          however, that the event described in this paragraph (ii) shall not be
          -------
          deemed to be a Change in Control of the Corporation by virtue of any of the following acquisitions: (A) any acquisition by a person who is on the Effective Date the beneficial owner of 35% or more of the outstanding Company Voting Securities, (B) an acquisition by the Corporation which reduces the number of Company Voting Securities outstanding and thereby results in any person acquiring beneficial ownership of more than 35% of the outstanding Company Voting Securities; provided, that if after such acquisition by the
                      --------  ----
          Corporation such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Corporation shall then occur, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Parent or Subsidiary, (D) an acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities, or (E) an acquisition pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)); or

               (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or the sale or other disposition of all or substantially all of the Corporation's assets to an entity that is not an affiliate of the Corporation (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 50% of the total voting power of
          (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Corporation (in either case, the "Surviving Corporation"), or
          (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by the Corporation Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or
          Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than (x) the Corporation,
          (y) any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, or
          (z) a person who immediately prior to the Reorganization or Sale was the beneficial owner of 35% or more of the outstanding Company Voting Securities) is the beneficial owner, directly or indirectly, of 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

               (iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f)  "Committee" means the committee of the Board described in Article
     4.

          (g) "Corporation" means Crescent Banking Company, a Georgia corporation.

          (h)  "Covered Employee" means a covered employee as defined in Code
     Section 162(m)(3).

          (i) "Disability" shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Corporation, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

          (j) "Dividend Equivalent" means a right granted to a Participant under Article 11.

          (k)  "Effective Date" has the meaning assigned such term in Section
     2.1.

          (l) "Fair Market Value", on any date, means (i) if the Stock is listed on a securities exchange or is traded over the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the Nasdaq National Market or the Nasdaq SmallCap Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if the Stock is not quoted on Nasdaq or it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

          (m) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (n) "Non-Qualified Stock Option" means an Option that is not an Incentive Stock Option.

          (o) "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Other Stock-Based Award" means a right, granted to a Participant under Article 12, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (q) "Parent" means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

          (r) "Participant" means a person who, as an employee, officer, director, or consultant of the Corporation or any Parent or Subsidiary, has been granted an Award under the Plan.

          (s)  "Performance Share" means a right granted to a Participant under
     Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (t) "Plan" means the Crescent Banking Company 2001 Long-Term Incentive Plan, as amended from time to time.

          (u) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

          (v) "Stock" means the $1.00 par value Common Stock of the Corporation, and such other securities of the Corporation as may be substituted for Stock pursuant to Article 14.

          (w) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

          (x) "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

          (y) "1933 Act" means the Securities Act of 1933, as amended from time to time.

          (z) "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

                                   ARTICLE 4
                                ADMINISTRATION

     4.1  COMMITTEE.  The Plan shall be administered by a committee (the
          ---------
"Committee") appointed by the Board (which Committee shall consist of two or more directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code
Section 162(m) and such relief is sought by the Corporation, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.

     4.2  ACTION BY THE COMMITTEE.  For purposes of administering the Plan, the
          -----------------------
following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Corporation or any Parent or Subsidiary, the Corporation's independent certified public accountants, or any executive compensation consultant or other professional retained by the Corporation to assist in the administration of the Plan.

     4.3  AUTHORITY OF COMMITTEE.  Except as provided below, the Committee has
          ----------------------
the exclusive power, authority and discretion to:

          (a)  Designate Participants;

          (b) Determine the type or types of Awards to be granted to each Participant;

          (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

          (e) Accelerate the vesting, exercisability, or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

          (f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (h) Decide all other matters that must be determined in connection with an Award;

          (i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

          (k)  Amend the Plan or any Award Agreement as provided herein.

     Not withstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Corporation some or all of the Committee's authority under subsections

(a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either (i) Covered Employees or (ii) persons subject to the insider trading restrictions of Section 16 of the 1934 Act.

     4.4. DECISIONS BINDING.  The Committee's interpretation of the Plan, any
          -----------------
Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                                   ARTICLE 5
                          SHARES SUBJECT TO THE PLAN

     5.1. NUMBER OF SHARES.  Subject to adjustment as provided in Section 14.1,
          ----------------
the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 300,000, of which not more than 25% may be granted as Awards of Restricted Stock or unrestricted Stock Awards, and not more than 300,000 shares of Stock shall be granted in the form of Incentive Stock Options.

     5.2. LAPSED AWARDS.  To the extent that an Award is canceled, terminates,
          -------------
expires, is forfeited, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.

     5.3. STOCK DISTRIBUTED.  Any Stock distributed pursuant to an Award may
          -----------------
consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

     5.4. LIMITATION ON AWARDS.  Notwithstanding any provision in the Plan to
          --------------------
the contrary (but subject to adjustment as provided in Section 14.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 50,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $500,000.

                                   ARTICLE 6
                                  ELIGIBILITY

     6.1. GENERAL.  Awards may be granted only to individuals who are employees,
          -------
officers, directors, or consultants of the Corporation or a Parent or Subsidiary.

                                   ARTICLE 7
                                 STOCK OPTIONS

     7.1. GENERAL.  The Committee is authorized to grant Options to Participants
          -------
on the following terms and conditions:

          (a)  EXERCISE PRICE.  The exercise price per share of Stock under an
               --------------
     Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of the grant.

          (b)  TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine
               -------------------------------
     the time or times at which an Option may be exercised or vested in whole or in part. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date

          (c)  PAYMENT.  The Committee shall determine the methods by which the
               -------
     exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided, however, that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months.

          (d)  EVIDENCE OF GRANT.  All Options shall be evidenced by a written
               -----------------
     Award Agreement between the Corporation and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

          (e)  EXERCISE TERM. In no event may any Option be exercisable for more
               -------------
     than ten years from the date of its grant.

     7.2. INCENTIVE STOCK OPTIONS.  The terms of any Incentive Stock Options
          -----------------------
granted under the Plan must comply with the following additional rules:

          (a)  EXERCISE PRICE.  The exercise price per share of Stock shall be
               --------------
     set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

          (b)  EXERCISE.  In no event may any Incentive Stock Option be
               --------
     exercisable for more than ten years from the date of its grant.

          (c)  LAPSE OF OPTION.  An Incentive Stock Option shall lapse under the
               ---------------
     earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

               (1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

               (2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

               (3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant's termination of employment; provided, however, that if the Participant's employment is terminated by the Corporation for cause (as determined by the Corporation), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

               (4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant's termination of employment.

               (5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's beneficiary, determined in accordance with Section 13.5.

          Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 13, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant's termination of employment.

          (d)  INDIVIDUAL DOLLAR LIMITATION.  The aggregate Fair Market Value
               ----------------------------
     (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.

          (e)  TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to
               ------------------
     any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

           (f)  EXPIRATION OF INCENTIVE STOCK OPTIONS.  No Award of an Incentive
                -------------------------------------
     Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

           (g)  RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive
                -----------------
     Stock Option may be exercised only by the Participant or, in the case of the Participant's Disability, by the Participant's guardian or legal representative.

           (h)  DIRECTORS. The Committee may not grant an Incentive Stock Option
                ---------
     to a non-employee director. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Corporation or Parent or Subsidiary but only in that individual's position as an employee and not as a director.

                                   ARTICLE 8
                           STOCK APPRECIATION RIGHTS

     8.1.  GRANT OF STOCK APPRECIATION RIGHTS.  The Committee is authorized to
           ----------------------------------
grant Stock Appreciation Rights to Participants on the following terms and conditions:

           (a)  RIGHT TO PAYMENT.  Upon the exercise of a Stock Appreciation
                ----------------
     Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

               (1) The Fair Market Value of one share of Stock on the date of exercise; over

               (2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any Stock Appreciation Right related to an Incentive Stock Option.

           (b)  OTHER TERMS.  All awards of Stock Appreciation Rights shall be
                -----------
     evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                                   ARTICLE 9
                              PERFORMANCE SHARES

     9.1.  GRANT OF PERFORMANCE SHARES.  The Committee is authorized to grant
           ---------------------------
Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

     9.2.  RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant
           ----------------
rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant.

     9.3.  OTHER TERMS.  Performance Shares may be payable in cash, Stock, or
           -----------
other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                                  ARTICLE 10
                            RESTRICTED STOCK AWARDS

     10.1. GRANT OF RESTRICTED STOCK.  The Committee is authorized to make
           -------------------------
Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

     10.2. ISSUANCE AND RESTRICTIONS.  Restricted Stock shall be subject to
           -------------------------
such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

     10.3. FORFEITURE.  Except as otherwise determined by the Committee at the
           ----------
time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Corporation; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     10.4. CERTIFICATES FOR RESTRICTED STOCK.  Restricted Stock granted under
           ---------------------------------
the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

                                  ARTICLE 11
                             DIVIDEND EQUIVALENTS

     11.1  GRANT OF DIVIDEND EQUIVALENTS.  The Committee is authorized to grant
           -----------------------------
Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                                  ARTICLE 12
                           OTHER STOCK-BASED AWARDS

     12.1. GRANT OF OTHER STOCK-BASED AWARDS.  The Committee is authorized,
           ---------------------------------
subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                                  ARTICLE 13
                        PROVISIONS APPLICABLE TO AWARDS

     13.1. STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS.  Awards granted under
           ------------------------------------------
the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

     13.2. TERM OF AWARD.  The term of each Award shall be for the period as
           -------------
determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).

     13.3. FORM OF PAYMENT FOR AWARDS.  Subject to the terms of the Plan and
           --------------------------
any applicable law or Award Agreement, payments or transfers to be made by the Corporation or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

     13.4. LIMITS ON TRANSFER.  No right or interest of a Participant in any
           ------------------
unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Corporation or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation,
(ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

     13.5.  BENEFICIARIES.  Notwithstanding Section 13.4, a Participant may, in
            -------------
the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

     13.6.  STOCK CERTIFICATES.  All Stock certificates delivered under the Plan
            ------------------
are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

     13.7.  ACCELERATION UPON DEATH OR DISABILITY.  Notwithstanding any other
            -------------------------------------
provision in the Plan or any Participant's Award Agreement to the contrary, upon the Participant's death or Disability during his employment or service as a consultant or director, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.8.  ACCELERATION UPON A CHANGE IN CONTROL.  Except as otherwise provided
            -------------------------------------
in the Award Agreement, upon the occurrence of a Change in Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse; provided, however that such acceleration will not occur if, in the opinion of the Corporation's accountants, such acceleration would preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that (a) would otherwise qualify for such accounting treatment, and (b) is contingent upon qualifying for such accounting treatment. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.9.  ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE IN
            -------------------------------------------------------------
CONTROL.  In the event of the occurrence of any circumstance, transaction or
-------
event not constituting a Change in Control (as defined in Section 3.1) but which the Board deems to be, or to be reasonably likely to lead to, an effective change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

     13.10. ACCELERATION FOR ANY OTHER REASON.  Regardless of whether an event
            ---------------------------------
has occurred as described in Section 13.8 or 13.9 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 13.10.

     13.11  EFFECT OF ACCELERATION.  If an Award is accelerated under Section
            ----------------------
13.8 or 13.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

     13.12.  PERFORMANCE GOALS.   The Committee may determine that any Award
             -----------------
granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Corporation or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Corporation's stock price, (c) the Corporation's total shareholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (d) the achievement by the Corporation or a Parent or Subsidiary, or a business unit of any such entity, of a specified target, or target growth in, revenue, net income, or earnings per share, or (e) any combination of the goals set forth in
(a) through (d) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder), and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

     13.13.  TERMINATION OF EMPLOYMENT.  Whether military, government or other
             -------------------------
service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Corporation to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Corporation, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Corporation or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Corporation, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

     13.14.  LOAN PROVISIONS.  With the consent of the Committee, the
             ---------------
Corporation may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option granted under this Plan and/or with respect to the payment of the purchase price, if any, of any Award granted hereunder and/or with respect to the payment by the Participant of any or all federal and/or state income taxes due on account of the granting or exercise of any Award hereunder. The Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan(s), including the interest rate to be charged in respect of any such loan(s), whether the loan(s) are to be made with or without recourse against the borrower, the collateral or other security, if any, securing the repayment of the loan(s), the terms on which the loan(s) are to be repaid and the conditions, if any, under which the loan(s) may be forgiven.

                                  ARTICLE 14
                         CHANGES IN CAPITAL STRUCTURE

     14.1.  GENERAL.  In the event of a corporate transaction involving the
            -------
Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.

                                  ARTICLE 15
                    AMENDMENT, MODIFICATION AND TERMINATION

     15.1.  AMENDMENT, MODIFICATION AND TERMINATION.  The Board or the Committee
            ---------------------------------------
may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Corporation if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     15.2 AWARDS PREVIOUSLY GRANTED.  At any time and from time to time, the
          -------------------------
Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.

                                  ARTICLE 16
                              GENERAL PROVISIONS

     16.1.  NO RIGHTS TO AWARDS.  No Participant or any eligible participant
            -------------------
shall have any claim to be granted any Award under the Plan, and neither the Corporation nor the Committee is obligated to treat Participants or eligible participants uniformly.

     16.2.  NO SHAREHOLDER RIGHTS.  No Award gives the Participant any of the
            ---------------------
rights of a shareholder of the Corporation unless and until shares of Stock are in fact issued to such person in connection with such Award.

     16.3.  WITHHOLDING.  The Corporation or any Parent or Subsidiary shall have
            -----------
the authority and the right to deduct or withhold, or require a Participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan.
With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

     16.4.  NO RIGHT TO CONTINUED SERVICE.  Nothing in the Plan or any Award
            -----------------------------
Agreement shall interfere with or limit in any way the right of the Corporation or any Parent or Subsidiary to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Corporation or any Parent or Subsidiary.

     l6.5.  UNFUNDED STATUS OF AWARDS.  The Plan is intended to be an "unfunded"
            -------------------------
plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Corporation or any Parent or Subsidiary.

     16.6.  INDEMNIFICATION.  To the extent allowable under applicable law, each
            ---------------
member of the Committee shall be indemnified and held harmless by the Corporation from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Corporation an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify them or hold them harmless.

     16.7.  RELATIONSHIP TO OTHER BENEFITS.  No payment under the Plan shall be
            ------------------------------
taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Corporation or any Parent or Subsidiary unless provided otherwise in such other plan.

     16.8.  EXPENSES.  The expenses of administering the Plan shall be borne by
            --------
the Corporation and its Parents or Subsidiaries.

     16.9.  TITLES AND HEADINGS.  The titles and headings of the Sections in the
            -------------------
Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

     16.10. GENDER AND NUMBER.  Except where otherwise indicated by the
            -----------------
context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     16.11.  FRACTIONAL SHARES.  No fractional shares of Stock shall be issued
             -----------------
and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

     16.12.  GOVERNMENT AND OTHER REGULATIONS.  The obligation of the
             --------------------------------
Corporation to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Corporation may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

     16.13.  GOVERNING LAW.  To the extent not governed by federal law, the Plan
             --------------
and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Georgia.

     16.14  ADDITIONAL PROVISIONS.  Each Award Agreement may contain such other
            ---------------------
terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.

     The foregoing is hereby acknowledged as being the Crescent Banking Company 2001 Long-Term Incentive Plan as adopted by the Board on February 22, 2001.


                                   CRESCENT BANKING COMPANY

                                   By:  __________________________

                                   Its: ___________________________

                                  APPENDEX C
                                  ----------
                            AUDIT COMMITTEE CHARTER


                           CRESCENT BANKING COMPANY
                            AUDIT COMMITTEE CHARTER

     The Audit Committee (the "Committee") is appointed by the Board of
                               ---------
Directors (the "Board") of Crescent Banking Company (the "Company") to assist
                -----                                     -------
the Board by conferring with the Company's external independent auditors and legal advisors, and Company management, in monitoring (1) the integrity of the Company's financial statements; (2) the compliance by the Company with legal and regulatory requirements, including those of the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market, including, without
                 ---
limitation, The Nasdaq SmallCap Market ("Nasdaq"), or such other securities
                                         ------
exchange and markets upon which the Company's common stock or other securities may be listed for trading or traded; and (3) the independence and performance of the Company's external independent auditors and internal auditors, if any.

     The members of the Committee shall meet the independence, experience and other applicable requirements of the SEC and Nasdaq. The members of the Committee shall be appointed by the Board.

     The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Committee shall make regular reports to the Board and any members of the Company's management as the Board may deem advisable.

     The Committee shall:

     Charter

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval; provided that the Committee may recommend proposed changes to this Charter at any time, whether in response to changes in the rules and regulations of the SEC, Nasdaq, or any other regulatory or self-regulatory authorities (the "Authorities").
                            -----------

          In addition, the Committee shall ensure that a copy of the Charter is included in the Company's Proxy Statement for its Annual Meeting of Shareholders (the "Proxy") at least every three years, or more or less
                             -----
          frequently if required by the Authorities.

     Integrity

     2. Meet at least annually with the chief financial officer, the internal auditors, if any, and the independent auditors in separate executive sessions.

     3. Meet with the independent auditors prior to the annual audit to review the planning and staffing of the audit.

     4. Discuss the annual audited financial statements with management and the Company's independent auditors. Review an analysis prepared by management and the Company's independent auditors of material financial issues and judgments made in connection with the preparation of the audited financial statements, along with accounting and auditing principles and practices, as well as the adequacy of internal controls that could materially affect the Company's financial statements.

          In addition, pursuant to the rules and regulation of the SEC, the Committee shall, on an annual basis:

          (a) Decide whether to recommend the financial statements for inclusion in the Company's Annual Report on Form 10-K; and

          (b) Inform the Board of the Committee's decision in this regard, in satisfaction of the SEC's requirement that such recommendation, or lack thereof, be disclosed by the Company in the Proxy.

     5. Review with the independent auditors any problems or difficulties the auditors may have encountered and any management letter provided by the auditors and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

          (b) Any changes required in the planned scope of the internal audit, if any.

          (c) The responsibilities, budget and staffing of the internal auditors, if any.

     6. Review with the independent auditors the significant reports to management prepared by the internal auditors, if any, and management's responses.

     7. Discuss any major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors, if any, or management.

     8. Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     9. Meet periodically with management to review the Company's major financial risk exposures, which shall have been identified by the Company's management, and the steps management has taken to monitor and control such exposures.

     10. Review with the independent auditors the appointment and replacement of the internal auditors, if any.

     Compliance

     11. Obtain from the independent auditors assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

     12. Obtain reports from management, the Company's internal auditors, if any, and the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and any code of conduct established by the Company.

     13. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"), as
                                                                ------
          amended by Statement on Auditing Standards No. 90, relating to the conduct of the audit.

          In addition, the Committee shall inform the Board, or the management of the Company, of the outcome of such discussions to enable the Company to disclose in the Proxy the audit's compliance, or lack thereof, with SAS 61.

     14. Prepare the report required by the rules and regulations of the Authorities, which shall be included in the Company's annual meeting proxy statement.

     15. Review with outside legal counsel the Company's policies and procedures regarding compliance with applicable laws and regulations and report to the Board the impact thereof on the Company's [Code of Conduct].

     16. Review with the Company's outside legal counsel and its internal lawyers legal matters that may have a material effect on the financial statements, the Company's compliance policies and any material reports or inquiries received from the Authorities.

Independent Auditors

     17. Recommend to the Board the appointment of the independent auditors, which firm is ultimately accountable to the Committee and the Board.

     18.  Approve the fees to be paid to the independent auditors.

     19. Receive periodic reports from the independent auditors regarding the auditors' independence consistent with Independence Standards Board Standard 1 and any applicable requirements of the Authorities whose responsibility is it to continuously determine the applicable requirements and who issues same, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

          In addition, the Committee shall inform the Board, or the management of the Company, of the outcome of its review of the independence of the auditors to enable the Company, in accordance with SEC rules, to disclose such independence, or lack thereof, in the Proxy.

     20. Evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Committee, recommend that the Board replace the independent auditor.

       While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. As stated in The New York Stock Exchange, Inc.'s "Guiding Principles for Audit Committees Best Practices," which should apply by analogy:

    "In its oversight capacity, the audit committee is neither intended nor equipped to guarantee with certainty to the full board and shareholders the accuracy of a company's financial statements and accounting practices. Proper financial reporting, accounting and audit functions are collaborative efforts conducted by full-time professionals dedicated to these purposes."

          This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and codes of conduct established by the Company. Further, the Committee may rely upon the reports of legal counsel, accountants and other experts, as well as members of the Company's management.

          This Charter is not intended to, and shall not, alter the standards of conduct set forth in the Georgia Business Corporation Code for directors, including those directors who serve as Committee members. Members of the Committee shall have the benefits of all safe harbors and protections from liabilities provided by the Authorities, or otherwise with respect to their service on the Committee.

          Further, nothing herein is intended to or shall limit the responsibilities, duties and liabilities of the independent auditors to the Company, the Board and the Committee.

REVOCABLE PROXY

                           CRESCENT BANKING COMPANY
          REVOCABLE PROXY BY AND ON BEHALF OF THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2001

     The undersigned hereby appoints J. Donald Boggus, Jr. and Charles Gehrmann, or either of them, each with full power of substitution, as proxies to vote all shares of the $1.00 par value common stock of Crescent Banking Company (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held THURSDAY, APRIL 19, 2001, at 2:00 P.M. local time, at Pickens County Chamber of Commerce Community Center located at 500 Stegall Drive, Jasper, Georgia, and at any postponement or adjournment thereof (the "Annual Meeting").

     SAID PROXIES WILL VOTE ON THE PROPOSAL SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENTS AS SPECIFIED ON THIS PROXY AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED SAID PROXIES WILL VOTE FOR APPROVAL OF THE PROPOSAL.

     The Board of Directors recommends a vote "FOR" the following proposal:
                                               ---

1. ELECTION OF DIRECTORS: Authority for the election of (i) Messrs. A. James Elliott and John S. Dean, Sr. as Class I directors, each to serve until the Company's 2004 Annual Meeting of Shareholders or until their successors are elected and qualified, and (ii) Mr. Charles B. Wynne as a Class IV director, to serve until the Company's 2002 Annual Meeting of Shareholders, or until his successor is elected and qualified.

FOR _____                          WITHHOLD AUTHORITY _____
the nominees listed above          to vote for nominees
(except as marked to               written below.
the contrary below)

________________________________________________________________________________

     The Board of Directors recommends a vote "FOR" the following proposal:
                                               ---

2. APPROVAL OF THE CRESCENT BANKING COMPANY 2001 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN: Authority to approve the Crescent Banking Company 2001 Non-Employee Director Stock Option Plan, a complete copy of which is included in the Proxy Statement as Appendix A.
             ----------

FOR _____                          AGAINST _____            ABSTAIN _____


     The Board of Directors recommends a vote "FOR" the following proposal:
                                               ---

3.   APPROVAL OF THE CRESCENT BANKING COMPANY 2001 LONG-TERM INCENTIVE PLAN:
Authority to approve the Crescent Banking Company 2001 Long-Term Incentive Plan, a complete copy of which is included in the Proxy Statement as Appendix B.
                                                               ----------

FOR _____                          AGAINST _____            ABSTAIN _____

     Please sign exactly as name appears on the label below. When shares are held by joint tenants both should sign. When signing as attorney, administrator, trustee, or guardian please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

COMMON SHARES:                               DATED:  ________________, 2001
ACCOUNT NUMBER:
                                             _________________________________
                                             Signature

                                             _________________________________
                                             Signature if held jointly

PLEASE MARK, SIGN ABOVE, AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE
FURNISHED.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.